EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-29999, 333-70815, 333-84837 and 333-40332) of Genus, Inc. of our report dated February 12, 2001, except as to the second paragraph of Note 6, which is as of March 28, 2001, relating to financial statements, which appears in this Form 10-K/A. We also consent to the incorporation by reference of our report dated February 12, 2001 relating to the financial statement schedule, which appears in this Form 10-K/A.



/s/  PRICEWATERHOUSECOOPERS  LLP
PricewaterhouseCoopers  LLP

San  Jose,  California
July  19,  2001